Exhibit (c) (3)
DRAFT Discussion Materials Prepared for the Special Committee of the Board of Directors of Atari, Inc. March 19, 2008 S T R I C T L Y C O N F I D E N T I A L

DRAFT Table of Contents 1. Atari, Inc. Summary of Historical and Projected Financial Information 2. Atari, Inc. Summary of Historical Balance Sheet for Periods Ending December 31 and September 30, 2007 3. Atari, Inc. Monthly Budget for the Fiscal Year Ending March 31, 2009 4. Atari, Inc. Summary of Weekly Projected Cash Receipt and Disbursement Analysis for the FYE March 31, 2009 5. Current and Historical Common Stock Trading Statistics for Atari, Inc. 6. Selected Publicly Traded Companies 7. Selected M&A Transactions (Valuation Multiples Analysis) 8. Selected M&A Transactions (Premiums Paid Analysis) 2 S T R I C T L Y C O N F I D E N T I A L

Discussion Materials DRAFT Atari, Inc. Summary of Historical and Projected Financial Information Atari, Inc. Historical and Projected Financial Performance Fiscal Year Ended March 31, ($ in millions) FY 2003 FY 2004 FY 2005 FY 2006 FY 2007 LTM FY 2008E FY 2009E Net Revenue $506.5 $468.9 $343.8 $206.8 $122.3 $91.8 $78.6 $126.5 Growth na (7.4%) (26.7%) (39.8%) (40.9%) (24.9%) (35.7%) 60.9% Cost of Goods Sold 257.6 260.1 203.6 136.7 74.8 52.7 42.6 80.4 Gross Profit 248.9 208.8 140.2 70.1 47.5 39.1 36.0 46.1 Gross Margin 49.1% 44.5% 40.8% 33.9% 38.8% 42.6% 45.8% 36.4% Selling General & Admin Exp. 129.5 117.7 94 73.4 47.1 39.7 39.2 43.2 R & D Exp. 75.4 78.2 58.3 51.9 27.7 20.1 9.5 0.5 Depreciation & Amort. 7.5 9.2 7.0 5.2 3.0 1.9 3.8 2.7 ___ ___Total Operating Expenses 212.4 205.1 159.3 130.5 77.8 61.7 52.5 46.5 EBIT 36.5 3.7 (19.1) (60.4) (30.3) (22.6) (16.6) (0.4) EBIT Margin 7.2% 0.8% (5.6%) (29.2%) (24.8%) (24.6%) (21.1%) (0.3%) EBITDA $44.0 $13.0 ($12.1) ($55.1) ($27.3) ($20.8) ($14.5) $2.5 EBITDA Margin 8.7% 2.8% (3.5%) (26.6%) (22.3%) (22.7%) (18.5%) 2.0% FY = Fiscal year ended March 31. LTM = As of December 31, 2007 (3rd Quarter FY2008) EBITDA = Earnings before interest, taxes, depreciation and amortization. Source: Company SEC Filings and Company Management projections 3 S T R I C T L Y C O N F I D E N T I A L

Discussion Materials DRAFT Atari, Inc. Summary of Historical Balance Sheet for Periods Ending December 31 and September 30, 2007 Atari, Inc. Balance Sheet Summary ($ in millions) September 30, December 31, 2007 2007 Cash $ 3 $ 5 Receivables, net 1 16 Inventories 6 7 Prepaid Expenses and Other Current Assets 10 6 Total Current Assets 20 35 Net Property, Plant & Equipment 6 6 Intangibles — -Other Long-Term Assets 3 2 Total Assets $ 29 $ 44 Accounts Payable $ 11 $ 11 Accrued Liabilities 14 11 Royalties Payable 7 4 Credit Facility — 14 Due to Related Parties 5 5 Total Current Liabilities 36 45 Due to Related Parties, Long-Term 3 3 Long-Term Deferred Rent 7 7 Related Party License Advance — 5 Other Long-Term Liabilities 0 0 Total Liabilities 46 60 Stockholders’ Equity (17) (17) Total Liabilities & Stockholders’ Equity $ 29 $ 44 Source: Company SEC Filings 4 S T R I C T L Y C O N F I D E N T I A L

Discussion Materials DRAFT Atari, Inc. Monthly Budget for the Fiscal Year Ending March 31, 2009 Atari, Inc. Projected Financial Performance — FY2009 Budget by Month Fiscal Year Ending March 31 ($ in thousands) April May June July August September October November December January February March Total Net Revenue $3,416 $4,275 $29,736 $7,386 $4,055 $6,240 $10,209 $21,499 $9,787 $4,863 $11,232 $13,815 $126,513 Growth Over Prior Year Period (11.6%) (0.8%) 1,223.0% 15.4% (15.4%) 194.8% 6.7% 24.1% (31.2%) (10.1%) 111.9% 350.9% 60.9% Cost of Goods Sold 2,097 2,637 18,344 4,638 2,565 3,193 6,762 14,982 5,889 3,341 7,656 8,337 80,443 Gross Profit 1,318 1,638 11,391 2,747 1,490 3,047 3,447 6,516 3,898 1,522 3,577 5,478 46,069 Gross Margin 38.6% 38.3% 38.3% 37.2% 36.7% 48.8% 33.8% 30.3% 39.8% 31.3% 31.8% 39.7% 36.4% Total Operating Expenses 2,658 4,109 6,661 3,826 2,806 4,317 4,559 4,124 3,154 3,323 3,731 2,994 46,261 EBIT (1,340) (2,471) 4,730 (1,078) (1,316) (1,270) (1,112) 2,393 744 (1,801) (154) 2,484 (191) EBIT Margin (39.2%) (57.8%) 15.9% (14.6%) (32.4%) (20.4%) (10.9%) 11.1% 7.6% (37.0%) (1.4%) 18.0% (0.2%) EBITDA ($1,053) ($2,187) $5,011 ($801) ($1,040) ($997) ($842) $2,661 $1,012 ($1,717) ($70) $2,565 $2,542 EBITDA Margin (30.8%) (51.2%) 16.9% (10.8%) (25.6%) (16.0%) (8.2%) 12.4% 10.3% (35.3%) (0.6%) 18.6% 2.0% Source: Company Management 5 S T R I C T L Y C O N F I D E N T I A L

Discussion Materials DRAFT Atari, Inc. Projected Monthly Cash Receipt and Disbursement Analysis for the FYE March 31, 2009 Atari, Inc. Monthly Cash Receipt/Disbursement Schedule ($ in thousands) April May June July August September October November December January February March 2008 2008 2008 2008 2008 2008 2008 2008 2008 2009 2009 2009 Receipts Publishing 3,075.1 2,005.7 3,074.3 10,389.1 19,111.2 5,860.3 3,771.9 6,083.7 12,117.0 14,734.3 6,854.0 5,171.2 Licensing / Other 312.2 310.7 391.5 74.2 155.9 741.0 410.0 469.3 682.8 482.5 258.9 853.4 Related Party (Royalty / other) 293.9 1,006.9 975.4 334.6 335.7 441.3 299.3 233.2 474.4 652.4 702.6 1,190.4 Total Receipts 3,681.2 3,323.3 4,441.2 14,333.0 19,602.8 8,893.5 4,481.2 6,786.2 15,152.9 15,869.3 7,815.6 8,575.6 Disbursements Manufacturing (COGS) 1,363 6,594.7 1,956.4 2,790.5 2,869.6 3,395.6 4,789.0 2,763.6 2,727.7 1,357.7 3,132.6 2,343.8 Related Party (Royalty/Other) 911 2,761.3 6,231.3 482.1 629.1 2,707.9 1,968.3 5,945.7 1,593.2 861.1 971.4 7,119.6 Research & Development 1,448 1,063.0 896.9 1,761.5 55.7 74.3 378.6 489.4 343.1 474.0 9.0 11.2 Advertising 514 743.7 1,142.8 2,440.9 2,469.1 2,051.9 1,101.2 1,829.2 1,789.4 1,073.9 1,088.0 1,970.7 Distribution/Freight 253 253.9 265.6 342.9 407.9 305.4 205.7 346.2 520.8 459.2 278.1 319.8 Royalties 144 1,063.8 49.4 24.7 2,262.5 24.7 0.0 1,025.4 0.0 0.0 1,322.3 0.0 Overhead 3,089 2,208.8 2,074.9 2,700.4 1,978.1 2,002.5 2,039.3 1,996.3 2,135.8 2,913.0 2,116.8 2,341.6 Total Disbursements 7,723 14,689.1 12,617.3 10,543.1 10,671.9 10,562.4 10,482.3 14,395.8 9,110.0 7,138.9 8,918.3 14,106.7 CashFlow (4,041.7) (11,365.8) (8,176.1) 3,789.9 8,930.9 (1,668.8) (6,001.1) (7,609.6) 6,043.0 8,730.3 (1,102.7) (5,531.1) Cash Balance Beginning Cash Balance (6,174.7) (10,216.4) (21,582.2) (29,758.3) (25,968.4) (17,037.5) (18,706.4) (24,707.5) (32,317.1) (26,274.1) (17,543.8) (18,646.5) Cashflow from Operations (4,041.7) (11,365.8) (8,176.1) 3,789.9 8,930.9 (1,668.8) (6,001.1) (7,609.6) 6,043.0 8,730.3 (1,102.7) (5,531.1) Ending Cash (10,216.4) (21,582.2) (29,758.3) (25,968.4) (17,037.5) (18,706.4) (24,707.5) (32,317.1) (26,274.1) (17,543.8) (18,646.5) (24,177.7) Cash Funding — by month Cash Funding — in aggregate 14,000.0 14,000.0 14,000.0 14,000.0 14,000.0 14,000.0 14,000.0 14,000.0 14,000.0 14,000.0 14,000.0 14,000.0 Net Cash 3,783.6 (7,582.2) (15,758.3) (11,968.4) (3,037.5) (4,706.4) (10,707.5) (18,317.1) (12,274.1) (3,543.8) (4,646.5) (10,177.7) Source: Company Management Note: 1) Review of company’s Accrued Liabilities shows that $1.2 million might have to be paid out over the period in question. It is difficult to predict the probablity of the payout. 6 S T R I C T L Y C O N F I D E N T I A L

Discussion Materials DRAFT Current and Historical Common Stock Trading Statistics for Atari, Inc. ATARI COMMON STOCK DATA MARCH 19, 2007 THROUGH MARCH 18, 2008 Offer Price $1.68 Price Prior to Announcement $1.68 Premium 0.0% Closing Price on 3/18/2008 $1.57 52-Week High Ended 3/18/08 $4.00 52-Week Low Ended 3/18/08 $0.98 Shares Outstanding 13,477,920 Average Daily Trading Volume (3 mos.) 39,917 Institutional Ownership 27.09% Insider Ownership 51.58% Analyst Coverage Wedbush Morgan Source: Bloomberg and Capital IQ 7 S T R I C T L Y C O N F I D E N T I A L

Discussion Materials DRAFT Current and Historical Common Stock Trading Statistics for Atari, Inc. (Continued) One-Year Trading Analysis (March 19, 2007 through March 18, 2008) $5 1,000 900 $4 800 700 (Thousands) $3 600 Price 500 Volume $2$ 1.68 per share offer price 400 300 $1 200 100 $- -3/19/2007 5/30/2007 8/9/2007 10/19/2007 1/2/2008 3/14/2008 Source: Bloomberg 8 S T R I C T L Y C O N F I D E N T I A L

Discussion Materials DRAFT Selected Publicly Traded Companies ($ in millions except per share data) 18-Mar-08 % of Enterprise Value as a Multiple of LTM Stock 52 Wk Market Enterprise Revenue EBITDA EBITDA Revenue Company Price High Value Value LTM 2007E 2008E LTM 2007E 2008E Margin Growth Small-Cap Video Game Developers, Publishers and Distributors Majesco Entertainment Co. $0.99 38.5% $28.5 $23.0 0.45x 0.44x 0.33x 10.0x NM NM 4.5% (23.6)% Midway Games Inc. 2.19 28.1% 201.6 258.0 1.64x 1.14x 1.02x NM NM NM NM (5.1)% High 38.5% 1.64x 1.14x 1.02x 10.0x NA NA 4.5% (5.1)% Median 33.3% 1.05x 0.79x 0.67x 10.0x NA NA 4.5% (14.3)% Mean 33.3% 1.05x 0.79x 0.67x 10.0x NA NA 4.5% (14.3)% Low 28.1% 0.45x 0.44x 0.33x 10.0x NA NA 4.5% (23.6)% Packaged Media Distributors Handleman Co. $0.34 4.4% $7.0 $63.7 0.05x NM NM 9.3x NM NM 0.6% (10.1)% Image Entertainment Inc. 2.04 45.3% 44.4 70.0 0.70x NM NM NM NM NM 1.1% 0.1% Navarre Corp. 1.74 38.7% 63.0 115.1 0.16x 0.18x 0.18x 3.5x 3.6x NM 4.6% 7.9% Source Interlink Companies, Inc. 1.51 20.4% 79.0 1,421.8 0.69x NM NM 15.3x NM NM 4.5% 12.7% High 45.3% 0.70x 0.18x 0.18x 15.3x 3.6x NA 4.6% 12.7% Median 29.5% 0.43x 0.18x 0.18x 9.3x 3.6x NA 2.8% 4.0% Mean 27.2% 0.40x 0.18x 0.18x 9.4x 3.6x NA 2.7% 2.6% Low 4.4% 0.05x 0.18x 0.18x 3.5x 3.6x NA 0.6% (10.1)% Atari, Inc. $1.57 38.1% $21.2 $30.0 0.33x 0.40x 0.42x NM NM NM NM (34.4)% Source: SEC filings and other publicly available information. 9 S T R I C T L Y C O N F I D E N T I A L

Discussion Materials DRAFT Selected M&A Transactions (Valuation Multiples Analysis) SELECTED COMPARABLE TRANSACTIONS — VIDEO GAME DEVELOPERS, PUBLISHERS AND DISTRIBUTORS Enterprise Value as LTM Date Acquiror Name Enterprise a Multiple of LTM: EBITDA Announced Target Name Target Business Description Value Revenue EBITDA Margin 6/14/2007 Entertainment One Ltd. (AIM:ETO) Engages in the acquisition and exploitation of DVD distribution rights from third party $98.8 2.00x 8.0x 25.1% Contender Entertainment Group producers in the United Kingdom. 7/25/2006 Mattel Inc. (NYSE:MAT) Engages in the development, manufacture, and distribution of electronic entertainment $185.8 1.25x 15.6x 8.0% Radica Games Ltd. products including electronic games, video game controllers and accessories. 3/17/2006 Electronic Arts Inc. (NasdaqNM:ERTS) Develops games for personal computers and game consoles for the television and computer $45.0 1.52x 5.3x 28.7% Digital Illusions CE AB games markets worldwide. 11/26/2002 Square Enix Co. Ltd. (TSE:9684) Engages in the development and sale of home video game software. The company $740.7 2.38x 16.3x 14.7% Enix Corporation manages the development, sales and marketing of video game software. 4/24/2002 Atari, Inc. (NasdaqNM:ATAR) Develops interactive video games and creates titles for personal computers and video game $47.0 8.11x 28.5x 28.4% Shiny Entertainment, Inc. consoles. Median 2.00x 15.6x 25.1% Mean 3.05x 14.7x 21.0% SELECTED COMPARABLE TRANSACTIONS — PACKAGED MEDIA DISTRIBUTORS Enterprise Value as LTM Date Acquiror Name Enterprise a Multiple of LTM: EBITDA Announced Target Name Target Business Description Value Revenue EBITDA Margin 5/9/2007 Peace Arch Entertainment (AMEX:PAE) Operates as a digital versatile disc distributor in the United States. Its library includes genre $10.0 0.53x NA NA Trinity Home Entertainment, LLC classics, and budget and first-run feature films. 2/14/2007 Marwyn Investment Management LLP Owns and distributes film and entertainment content internationally and engages in $150.5 0.33x 6.9x 4.8% Entertainment One Ltd. wholesaling and specialty retailing home entertainment products. 10/20/2005 Handleman Co. (NYSE:HDL) Engages in publishing and distributing interactive entertainment software for video game $112.0 0.43x 4.8x 9.1% Crave Entertainment Group, Inc. platforms with titles including action/adventure, first-person shooter and sports games. Median 0.43x 5.9x 6.9% Mean 0.43x 5.9x 6.9% Source: SEC filings, Capital IQ Factset Mergerstat, Bloomberg and other publicly available information. 10 S T R I C T L Y C O N F I D E N T I A L

Discussion Materials DRAFT Selected M&A Transactions (Premiums Paid Analysis) SUMMARY PREMIUMS PAID ANALYSIS US TARGETS Majority Shareholder Purchases Public-to-Private Transactions in the Majority Shareholder Purchases Public-to-Private Transactions in the Remaining Outstanding Shares Last Six Months Remaining Outstanding Shares Last Six Months (Distressed Situations) (Distressed Situations) 1 Day Prem. 5 Day Prem. 30 Day Prem. 1 Day Prem. 5 Day Prem. 30 Day Prem. 1 Day Prem. 5 Day Prem. 30 Day Prem. 1 Day Prem. 5 Day Prem. 30 Day Prem. Number of Transactions 26 26 26 11 11 11 31 31 31 12 12 12 Overall Median 25.8% 23.7% 34.1% 29.1% 25.9% 41.3% 30.3% 27.2% 28.3% 30.9% 25.3% 27.0% Overall Mean 28.4% 29.1% 34.6% 25.0% 26.7% 38.1% 36.3% 37.3% 35.7% 36.8% 33.3% 27.9% Standard Deviation 0.340 0.378 0.408 0.396 0.446 0.456 0.279 0.345 0.386 0.288 0.250 0.225 Source: Mergerstat Note: Majority buying majority dates range from January 2003 to present, recent public-to-privates range from October 2007 to present 11 S T R I C T L Y C O N F I D E N T I A L